Verano Reports Fourth Quarter and Full Year 2022 Financial Results

Company Delivers Record Revenue of $879 Million, a 19% Year-Over-Year Increase

CHICAGO, March 30, 2023 (GLOBE NEWSWIRE) – Verano Holdings Corp. (CSE: VRNO) (OTCQX: VRNOF) (“Verano” or the “Company”), a leading multi-state cannabis company, today announced its financial results for the fourth quarter and year ended December 31, 2022, which were prepared in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”).

Management Commentary
“I’m very proud of our results in 2022, highlighted by record revenue and one of the industry’s leading margin profiles, which demonstrate our continued execution in driving efficiencies across the business and positioning ourselves ahead of growth,” said George Archos, Verano Founder, Chairman and Chief Executive Officer. "Since the end of 2021, we grew our retail footprint by adding more than 30 dispensaries across multiple core markets, significantly expanded our brand portfolio by launching a number of differentiated products that cater to a variety of consumers, celebrated the launch of adult use sales across our East Coast footprint in New Jersey and Connecticut, refinanced debt in a rising rate environment to include optionality, and made strategic investments to drive greater efficiencies across the business. Our products also continued to gain popularity with patients and consumers, demonstrated by an increased sell-through rate of Verano-branded products that have elevated our brands into top positions across many core markets, including our leading position in New Jersey."

"From a policy perspective, while we’re disappointed in the lack of substantive legislative or banking reforms which will place additional pressure on many industry operators, we’re encouraged by continued momentum in support of cannabis at the state level and progressive conversations at the federal level," Archos continued. "Our strategy since inception has been focused on establishing a self-sustaining business regardless of macroeconomic factors and legislative reforms, and we will continue to stay engaged with policymakers and be ready to take advantage of any future reforms at the federal level. In 2023, we will consider selective opportunities to further expand our footprint, focus on free cash flow generation, and leverage our leading position in markets that are poised for adult use transition in the near future, including Maryland. I am proud of what we’ve accomplished in just two years since our IPO, and remain excited and confident in our plans to drive long-term, sustainable growth.”

Fourth Quarter and Full Year 2022 Financial Highlights

	For the Three Months Ended			For the Year Ended
($ in thousands)	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Revenues, net of discounts	$225,927	$227,588	$211,420	$879,412	$737,850
Gross Profit	103,336	122,994	109,318	423,062	331,019
Income (Loss) from Operations	(206,977)	37,075	29,429	(161,131)	64,713
Net Loss Attributable to Verano Holdings Corp.	(216,110)	(42,993)	(7,419)	(269,164)	(57,507)
Adjusted EBITDA	78,713	82,124	81,616	323,567	324,063

Fourth Quarter 2022 Financial Highlights
•Revenue of $226 million increased 7% year-over-year and decreased 1% versus the prior quarter.
•Gross profit of $103 million or 46% of revenue.
•SG&A expense of $81 million or 36% of revenue.
•Net loss of $(216) million, which includes a $229 million impairment charge.
•Adjusted EBITDA1 of $79 million or 35% of revenue.
•Cash Flow from Operations of $29 million.

•Capital expenditures of $9 million.
•Free Cash Flow2 of $20 million.

Full Year 2022 Financial Highlights
•Revenue of $879 million increased 19% year-over-year.
•Gross profit of $423 million or 48% of revenue.
•SG&A expense of $357 million or 41% of revenue.
•Net loss of $(269) million, which includes a $229 million impairment charge.
•Adjusted EBITDA1 of $324 million or 37% of revenue.
•Cash Flow from Operations of $94 million.
•Capital expenditures of $119 million.
•Free Cash Flow2 of $(25) million.

Fourth Quarter 2022 Financial Overview
Revenue for fourth quarter 2022 was $226 million, up 7% from $211 million for fourth quarter 2021, and down 1% from $228 million for third quarter 2022. The increase in revenue for fourth quarter 2022 compared to fourth quarter 2021 was driven primarily by strength from adult use sales in New Jersey, in addition to increased retail contributions from Florida store openings.

Gross profit for fourth quarter 2022 was $103 million or 46% of revenue, down from $109 million or 52% of revenue for fourth quarter 2021, and down from $123 million or 54% of revenue for third quarter 2022. The decrease in gross profit for fourth quarter 2022 compared to fourth quarter 2021 was driven primarily by increased discounting and cost increases associated with expansion activities.

SG&A expense for fourth quarter 2022 was $81 million or 36% of revenue, down from $82 million or 39% of revenue for fourth quarter 2021, and down from $86 million or 38% of revenue for third quarter 2022. The decrease in SG&A expense for fourth quarter 2022 compared to fourth quarter 2021 was driven primarily by lower stock based compensation and decreased M&A activities offsetting increased costs associated with additional stores.

Net loss for fourth quarter 2022 was $(216) million, down from $(7) million for fourth quarter 2021, and down from $(43) million for third quarter 2022. The increase in net loss for fourth quarter 2022 compared to fourth quarter 2021 was driven by a $229 million impairment charge, primarily of an intangible asset related to the Arizona cultivation license and Pennsylvania and Arizona retail reporting units.

Adjusted EBITDA1 for fourth quarter 2022 was $79 million or 35% of revenue, down from $82 million or 39% of revenue for fourth quarter 2021, and down from $82 million or 36% of revenue for third quarter 2022.

Cash flow from operations for fourth quarter 2022 was $29 million, down from $63 million for fourth quarter 2021.

Capital expenditures for fourth quarter 2022 were $9 million, down from $49 million for fourth quarter 2021.

Free Cash Flow2 for fourth quarter 2022 was $20 million, up from $14 million for fourth quarter 2021.

Full Year 2022 Financial Overview
Revenue for full year 2022 was $879 million, up 19% from $738 million for full year 2021. The increase in revenue for full year 2022 compared to full year 2021 was driven primarily by strength from adult use sales in New Jersey in addition to increased retail contributions from Florida store openings.

Gross profit for full year 2022 was $423 million or 48% of revenue, up from $331 million or 45% of revenue for full year 2021. The increase in gross profit for full year 2022 compared to full year 2021 was driven primarily by increased revenues and lack of prior year inventory step-up.

SG&A expense for full year 2022 was $357 million or 41% of revenue, up from $271 million or 37% of revenue for full year 2021. The increase in SG&A expense was driven primarily by increased headcount to service 29 additional retail locations.

Net loss for full year 2022 was $(269) million, down from $(58) million for full year 2021. The increase in net loss for full year 2022 compared to 2021 was driven primarily by a $229 million impairment charge, primarily of an intangible asset related to the Arizona cultivation license and Pennsylvania and Arizona retail reporting units.

Adjusted EBITDA1 for full year 2022 was $324 million or 37% of revenue, which was flat compared to $324 million or 44% of revenue for full year 2021.

Cash flow from operations for full year 2022 was $94 million, down from $183 million for full year 2021.

Capital expenditures for full year 2022 was $119 million, down from $141 million for full year 2021.

Free Cash Flow2 for full year 2022 was $(25) million, down from $42 million for full year 2021.

Fourth Quarter 2022 Operational Highlights
•Refinanced $350 million credit facility with enhanced flexibility to reduce capital costs.
•Opened three new MÜV dispensary locations in Panama City Beach, Port Orange, and Lake City, Florida.
•Launched BITS™, a new brand and product line consisting of five unique flavors of low-dose, high-function edibles that blend THC, cannabinoids and adaptogens, appealing to cannabis enthusiasts of all experience levels.
•Relocated Zen Leaf dispensary in Highland Park, Illinois, to a more convenient and optimized commercial location in the city with enhanced amenities including larger store space and additional parking.

Subsequent Operational Highlights
•On January 10, 2023, Verano welcomed Connecticut Lieutenant Governor Susan Bysiewicz and cannabis customers at Company's Zen Leaf Meriden dispensary to commemorate the state's launch of adult use sales.
•Opened Zen Leaf Clifton Heights, the Company's 16th affiliated Pennsylvania dispensary.
•Elevated the Company's current Florida retail footprint to 66 stores statewide with the opening of four new MÜV dispensary locations in Navarre, Orlando, West Palm Beach, and Winter Springs.
•Received approval from Connecticut’s Social Equity Council that allows Verano and the Company's local social equity partners to move forward with licensing six equity joint venture dispensaries across the state.
•Completed conversion of all outstanding proportionate voting shares to subordinate voting shares.
•Active operations span 13 states, comprised of 125 dispensaries and 14 cultivation and processing facilities with more than one million square feet of cultivation capacity.

Balance Sheet and Liquidity
As of December 31, 2022, the Company’s current assets were $318 million, including cash and cash equivalents of $85 million. The Company had a working capital deficit of $(68) million and total debt, net of issuance costs, of $413 million.

The Company’s total Class A subordinate voting shares outstanding, including Class B proportionate voting shares on an as-converted to Class A subordinate voting share basis, was 339,983,374 as of December 31, 2022.

Conference Call and Webcast
A conference call and audio webcast with analysts and investors will be held on March 30, 2023 at 8:30 a.m. ET / 7:30 a.m. CT to discuss the results and answer investor and participant questions.

•Investors and participants can register in advance for the call by visiting: https://conferencingportals.com/event/MOQBlNkJ
•After registering, instructions will be shared on how to join the call for those who wish to dial in.
•On March 30, 2023, the live webcast can be accessed via the following link: https://events.q4inc.com/attendee/415627279
•The live and archived webcast will be available on the Events and Presentations page of the Company's investor relations website at investors.verano.com.
_________________________
1 Adjusted EBITDA is a non-U.S. GAAP financial measure. It is derived from EBITDA, another non-U.S. GAAP financial measure, and is defined in this news release in the section below titled “Non-U.S. GAAP Financial Measures.” The most comparable U.S. GAAP financial measure to Adjusted EBITDA is net income. The reconciliation of Adjusted EBITDA to U.S. GAAP net income is set forth below in the tables included in this news release.
2 Free Cash Flow is a non-U.S. GAAP financial measure. It is derived from U.S. GAAP Cash Flow from Operations, and is defined in this news release in the section below titled “Non-U.S. GAAP Financial Measures.” The reconciliation of Free Cash Flow to U.S. GAAP Cash Flow from Operations is set forth below in the tables included in this news release.

Non-U.S. GAAP Financial Measures
Verano uses non-U.S. GAAP financial information to evaluate the performance of the Company. The terms “EBIT,” “EBITDA,” “Adjusted EBITDA,” and "Free Cash Flow" do not have any standardized meaning prescribed within U.S. GAAP and therefore may not be comparable to similar measures presented by other companies. Accordingly, this non-U.S. GAAP financial information is intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP.

The Company calculates EBIT as net earnings from operations before interest expense and tax expenses, EBITDA as net earnings from operations before interest expense, tax expense, depreciation, and amortization, Adjusted EBITDA as EBITDA is adjusted for one-time expenses related to other expenses, employee stock compensation, gain from investment in associates, acquisition, transaction and other non-operating costs and acquisition adjustments and other income (expense), net, and Free Cash Flow as Cash Flow from Operations less Capital Expenditures. The calculations of the non-U.S. GAAP financial measures used in this news release and the reconciliations to the most comparable U.S. GAAP financial numbers are included in the tables below.

Management believes that this non-U.S. GAAP financial information is useful as a supplement to comparable U.S. GAAP financial information. Management reviews these non-U.S. GAAP financial measures on a regular basis and uses them, together with financial measures included in the Company’s financial statements, to evaluate and manage the performance of the Company’s operations. These measures should be evaluated only in conjunction with the comparable U.S. GAAP financial numbers reported by the Company.

About Verano
Verano is a leading, vertically integrated, multi-state cannabis operator in the U.S., devoted to the ongoing improvement of communal wellness by providing responsible access to regulated cannabis products. With a mission to address vital health and wellness needs, Verano produces a comprehensive suite of high-quality, innovative cannabis products sold under its trusted portfolio of consumer brands, Verano™, MÜV™, Savvy™, BITS™, Encore™, and Avexia™. Verano’s portfolio encompasses 14 U.S. states, with active operations in 13, including 14 production facilities comprising over 1,000,000 square feet of cultivation capacity. Verano designs, builds, and operates dispensaries under retail brands including Zen Leaf™ and MÜV™, delivering a superior cannabis shopping experience in both medical and adult use markets. Learn more at www.verano.com.

Contacts:
Investors
Verano
Julianna Paterra, CFA
VP, Investor Relations
julianna.paterra@verano.com

Media
Verano
Steve Mazeika
VP, Communications
steve.mazeika@verano.com
312-348-4430

Forward Looking Statements
This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not representative of historical facts or information or current condition, but instead represent only the Company’s beliefs regarding future events, plans or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “future”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or may contain statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “will continue”, “will occur” or “will be achieved”. Forward-looking statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking statements herein, including, without limitation, the risk factors described in the Company’s Form 10-K filed with the U.S. Securities and Exchange Commission at www.sec.gov. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information or forward-looking statements that are contained or referenced herein, except as may be required in accordance with applicable securities laws. All subsequent written and oral forward-looking information and statements attributable to the Company or persons acting on its behalf is expressly qualified in its entirety by this notice regarding forward-looking information and statements.

Financial Information Tables
The following tables include the reconciliations of the non-U.S. GAAP financial measures to the respective most directly comparable U.S. GAAP financial measures for the three months ended and year ended December 31, 2022 and December 31, 2021, and for the three months ended September 30, 2022.

VERANO HOLDINGS CORP.
Highlights from Consolidated Statements of Operations
($ in Thousands)

	For the Three Months Ended			For the Year Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)	(As Restated)
Revenues, net of discounts	$225,927	$227,588	$211,420	$879,412	$737,850
Cost of Goods Sold, net	122,591	104,594	102,102	456,350	406,831
Gross Profit	103,336	122,994	109,318	423,062	331,019
Gross Profit %	46%	54%	52%	48%	45%
Operating Expenses
Selling, General and Administrative	81,038	85,710	81,775	356,569	270,929
Loss on Impairment of Intangibles – Goodwill	113,031	—	—	113,031	—
Loss on Impairment of Intangibles – License	116,151	—	—	116,151	—
Total Operating Expenses	310,220	85,710	81,775	585,751	270,929
Income (Loss) from Investments in Associates	(93)	(209)	1,886	1,558	4,623
Income (Loss) from Operations	(206,977)	37,075	29,429	(161,131)	64,713
Other Income (Expense):
Gain (Loss) on Disposal of Property, Plant and Equipment	(408)	1,443	(647)	(157)	(1,085)
Gain on Deconsolidation	—	75	—	9,560	—
Gain on Previously Held Equity Interest	—	175	—	14,103	—
Loss on Notes Payable Extinguishment	(7,987)	—	—	(7,987)	—
Interest Expense, net	(15,349)	(11,785)	(8,955)	(49,431)	(24,270)
Other Income (Expense), net	14,083	(595)	10,396	31,640	9,632
Total Other Income (Expense), Net	(9,661)	(10,687)	794	(2,272)	(15,723)
Income (Loss) Before Provision for Income Taxes and Non-Controlling Interest	(216,638)	26,388	30,223	(163,403)	48,990
Provision for Income Tax (Expense) Benefit	528	(69,381)	(37,049)	(105,470)	(103,988)
Net Income Attributable To Non-Controlling Interest	—	—	593	291	2,509
Net Loss Attributable to Verano Holdings Corp.	(216,110)	(42,993)	(7,419)	(269,164)	(57,507)

VERANO HOLDINGS CORP.
Highlights from Condensed Consolidated Balance Sheets
($ in Thousands)

	As of December 31,
	2022	2021
		(As Restated)
Cash and Cash Equivalents	$84,851	$99,118
Other Current Assets	233,424	177,926
Property and Equipment, Net	525,905	452,232
Intangible Assets, Net	1,180,766	1,379,913
Goodwill	269,088	368,130
Other Long-Term Assets	102,021	71,336
Total Assets	$2,396,055	$2,548,655

Total Current Liabilities	$386,645	$470,516
Total Long-Term Liabilities	667,860	596,333
Total Shareholders' Equity	1,341,550	1,480,530
Non-Controlling Interest	$—	1,276
Total Liabilities and Shareholders' Equity	$2,396,055	$2,548,655

VERANO HOLDINGS CORP.
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow (Non-U.S. GAAP)

	Three Months Ended December 31,		For the Year Ended December 31,
	2022	2021	2022	2021
($ in thousands)	(Unaudited)	(Unaudited)	(Audited)	(As Restated)
Net Cash Provided by Operating Activities	$29,036	$63,007	$94,347	$182,872
Purchase of property, plant, and equipment	(9,454)	(49,313)	(119,174)	(141,265)
Free Cash Flow	19,582	13,694	(24,827)	41,607

VERANO HOLDINGS CORP.
Reconciliation of Net Loss to EBITDA (Non-U.S. GAAP)

	For the Three Months Ended			For the Year Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
($ in thousands)	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)	(As Restated)
Net Loss	$(216,110)	$(42,993)	$(7,419)	$(269,164)	$(57,507)
Interest Expense, Net	15,349	11,785	8,955	49,431	24,270
Income Tax Expense (Benefit)	(528)	69,381	37,049	105,470	103,988
Depreciation and Amortization - COGS	18,580	20,727	16,095	78,120	54,460
Depreciation and Amortization - SG&A	16,578	15,592	14,528	63,267	41,784
Earnings (Loss) Before Interest, Taxes, Depreciation and Amortization (EBITDA)	$(166,131)	$74,492	$69,208	$27,124	$166,995

VERANO HOLDINGS CORP.
Reconciliation of Net Loss to EBIT (Non-U.S. GAAP) and Adjusted EBITDA (Non-U.S. GAAP)

	For the Three Months Ended			For the Year Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
($ in thousands)	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)	(As Restated)
Net Loss Attributable to Verano Holdings Corp.	$(216,110)	$(42,993)	$(7,419)	$(269,164)	$(57,507)
Interest Expense, Net	15,349	11,785	8,955	49,431	24,270
Income Tax Expense (Benefit)	(528)	69,381	37,049	105,470	103,988
Earnings Before Interest and Taxes (EBIT)	$(201,289)	$38,173	$38,585	$(114,263)	$70,751

COGS Add-backs:
Depreciation and Amortization	18,580	20,727	16,095	78,120	54,460
Acquisition, Transaction and Other Non-operating Costs	695	111	140	20,804	84,363
Employee Stock Compensation	2,231	1,745	2,058	8,003	3,544

SG&A Add-backs:
Depreciation and Amortization	16,578	15,592	14,528	63,267	41,784
Acquisition, Transaction and Other Non-operating Costs	1,043	(1,791)	8,058	22,224	36,045
Employee Stock Compensation	2,599	8,075	11,470	31,051	41,706

Impairment - Goodwill & License	229,182	—	—	229,182	—

Acquisition Adjustments and Other Income (Expense), net	$9,094	$(508)	$(9,318)	$(14,821)	$(8,590)

Adjusted EBITDA	$78,713	$82,124	$81,616	$323,567	$324,063